   As filed with the Securities and Exchange Commission on October 20, 2000


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



      Date of report (Date of earliest event reported): October 20, 2000


                              CAIS INTERNET, INC.
            (Exact Name of Registrant as Specified in Its Charter)


                                   Delaware
                (State or Other Jurisdiction of Incorporation)



              000-26103                                 52-2066769
   --------------------------------       ------------------------------------
     (Commission File Number)             (I.R.S. Employer Identification No.)


          1255 22nd Street, N.W.                          20037
             Washington, D.C.                          (Zip Code)
(Address of Principal Executive Offices)




                                (202) 715-1300
             (Registrant's Telephone Number, Including Area Code)



                                With a copy to:
                            Larry M. Spirgel, Esq.
                            Morrison & Foerster llp
                    2000 Pennsylvania Avenue, NW Suite 5500
                          Washington, D.C. 20006-1888
________________________________________________________________________________

Item 5.  OTHER EVENTS.

   On October 20, 2000, CAIS Internet, Inc., a Delaware corporation ("CAIS") announced that it had entered into a definitive agreement with Cisco Systems, Inc. to sell its broadband subscriber management software business of CAIS Software Solutions, Inc. ("CAISSoft").

   Under the terms of the agreement, cash and Cisco common stock worth an aggregate of approximately $170 million (US) will be exchanged for the stock options and assets of the broadband subscriber management software business of CAISSoft. The sale has been approved by the board of directors of each company and is subject to various closing conditions. Gross cash proceeds to CAIS will be approximately $147 million, of which approximately 27% will be placed in escrow.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits
     --------

99.1 Press Release issued by CAIS dated October 20, 2000.


                                  SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CAIS INTERNET, INC.



Date:  October 20, 2000             By:   /s/ Barton R. Groh
                                         -------------------------------------
                                         Barton R. Groh
                                         Vice President, Chief Financial Officer
                                         and Treasurer